Exhibit 1.1

[            ] Shares of Class A Common Stock*

MALIBU BOATS, INC.

UNDERWRITING AGREEMENT

St. Petersburg, Florida

January [•], 2014

Raymond James & Associates, Inc.

Wells Fargo Securities, LLC

As Representatives of the Several Underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Malibu Boats, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and certain stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), of which (a) [•] shares are to be issued and sold by the Company (the “Company Shares”), and (b) [•] shares are to be sold by the Selling Stockholders (the “Selling Stockholders Shares”), each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule II hereto.

As of the date hereof, the Company is a holding company with no material operations or assets. In connection with the Offering Transactions (as defined below), the Company will become the sole managing member of, and will directly own a [•]% interest in, Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Subsidiary”). The Company and the Subsidiary are jointly making the agreements, representations and warranties contained herein.

*	Plus an additional [•] shares of Common Stock subject to Underwriter’s over-allotment option.

1

Any reference in this Agreement, to the extent the context requires, to the “Offering Transactions” shall have the meanings ascribed thereto in the Prospectus (as defined below). In connection with the offering contemplated by this Agreement and the Offering Transactions, (a) the Company will enter into a separate tax receivable agreement (the “Tax Receivable Agreement”) with each party set forth on Schedule IV hereto; (b) the Company will enter into a separate exchange agreement (the “Exchange Agreement”) with each party set forth on Schedule IV hereto; (c) the Company will enter into a registration rights agreement with certain members of the Subsidiary (the “Registration Rights Agreement”); (d) the Subsidiary has amended and restated its limited liability company agreement (the “Operating Agreement”) to provide for new common units, to become effective upon the Closing Date (as defined below), to add the Company as a member of the Subsidiary and designate the Company as the sole managing member of the Subsidiary; and (e) the Company has filed with the Secretary of State of the State of Delaware its certificate of incorporation (the “Charter”).

This Agreement, the Operating Agreement, the Charter, the Tax Receivable Agreement, the Exchange Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

The aggregate of [•] shares of Common Stock to be purchased from the Company and the Selling Stockholders are called the “Firm Shares.” In addition, the Company and the Selling Stockholders have severally and not jointly agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [•] shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule II hereto and the Company selling up to [•] shares of Common Stock. In the event of a partial exercise of the option to purchase Additional Shares by the Underwriters, the Company and each Selling Stockholder, severally and not jointly, agrees to sell such number of shares of Common Stock (subject to such adjustments as you may determine to avoid fractional shares of Common Stock) that reflects the pro rata reduction in the number of Additional Shares to be sold by the Company and such Selling Stockholder, respectively, in order to satisfy such partial exercise. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. and Wells Fargo Securities, LLC are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as “you” or the “Representatives.”

Each of the Company and the Subsidiary and each Selling Stockholder wishes to confirm as follows their respective agreements with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Stockholders, it being understood that such confirmation of each Selling Stockholder shall be several and not joint.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-192862), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-192862) and the Rule 462 Registration Statement, if any, as each such registration statement may be amended pursuant to the Act as of the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission (the “Effective Date”). The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale” shall mean [•] p.m. (St. Petersburg, Florida time) on the date hereof. “Time of Sale Information” shall mean, as of the Time of Sale, the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, (i) the Company agrees to, in accordance with this Agreement, issue and sell an aggregate of [•] shares of Common Stock to the Underwriters and (ii) each of the Selling Stockholders, severally and not jointly, agrees to sell, in accordance with this Agreement, an aggregate of [•] shares of Common Stock to the Underwriters, each Selling Stockholder selling the number of Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto. Upon the basis of the representations, warranties and agreements of each of the Company, the Subsidiary and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders at a purchase price of $[•] per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Selling Stockholders also agree, severally and not jointly, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Selling Stockholders herein contained, and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Selling Stockholders up to an aggregate of [•] Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares or, in the event of a partial exercise of the option, a smaller number of Additional Shares that reflects the pro rata reduction in the number of Additional Shares to be sold in order to satisfy such partial exercise (subject to such adjustments as you may determine to avoid fractional shares of Common Stock). The option to purchase Additional Shares may be exercised, in whole or in part, at any time within 30 days after the date of the Prospectus, but no more than once.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [•], 2014, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [•], 2014, as the Representatives shall designate by written notice to the Company and the Selling Stockholders (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among the Representatives, the Company and the Selling Stockholders. Each of the Company, the Subsidiary and the Selling Stockholders hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Subsidiary, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor, unless you, the Company and the Selling

Stockholders otherwise agree in writing, earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company and the Selling Stockholders, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement among you, the Company and the Selling Stockholders.

Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the business day preceding the Closing Date or the Additional Closing Date, as the case may be. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”). Certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company and the Selling Stockholders. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company. Payment for the Shares sold by the Selling Stockholders hereunder shall be delivered by the Representatives to the Selling Stockholders.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder to the Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder, provided that the Representatives agree to pay New York State stock transfer taxes, if applicable, and each Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated, and (ii) the Representatives are authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder.

5. Covenants and Agreements.

5.1 Of the Company and the Subsidiary. The Company covenants and agrees with the several Underwriters, and the Subsidiary covenants and agrees to cause the Company to act, as follows:

(a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(i) hereof, of any change in the Company’s or any subsidiary’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

(b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file (or cause to be filed, if applicable) with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives be required by the Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Underwriters and obtain your consent prior to filing any of those with the Commission.

(e) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) If at any time following the distribution of any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (“Testing-the-Waters Communication”) that is a written communication within the meaning of Rule 405 under the Act (“Written Testing-the-Waters Communications”) there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(h) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5.1(i) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(i) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 under the Act, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter, without charge, a reasonable number of copies of Prospectuses.

(j) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company or the Subsidiary be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(k) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158 under the Act), which need not be audited, covering a twelve-month period commencing after the Effective Date and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(l) During the period ending three years from the date hereof, the Company will furnish to you (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Stock Market LLC (“NASDAQ”) or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request. The Company shall be deemed to have furnished the required information if such information has been filed on EDGAR.

(m) If this Agreement shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Underwriters) reasonably incurred by you in connection herewith.

(n) The Company will apply the net proceeds from the sale of the Company Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(o) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company and the Subsidiary will not, directly or indirectly, (1) offer for sale, issue, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock, membership units of the Subsidiary (“LLC Units”), options, warrants or other securities of the Company or the Subsidiary (the “Company Securities”) or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities (other than the grant or exercise of equity awards pursuant to the Company’s equity incentive plans existing on the date hereof) held by the Company or the Subsidiary or acquired by the Company or the Subsidiary after the date hereof, or that may be deemed to be beneficially owned by the Company or the Subsidiary (collectively, the “Lock-Up Shares”), or sell or grant options, rights or warrants with respect to any Lock-Up Shares or securities convertible into or exchangeable for Lock-Up Shares (other than the grant of options or similar awards pursuant to the Company’s equity incentive plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, (3) file or cause to be filed under the Act a registration statement, including any amendments, with respect to the registration of any Lock-Up Shares or securities convertible, exercisable or exchangeable into Lock-Up Shares or any other securities of the Company (other than any registration statement on Form S-8 with respect to the Company’s Long-Term Incentive Plan) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule IV hereto to furnish to the Representatives, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Notwithstanding anything herein to the contrary, the foregoing restrictions shall not apply to any disposition of Company Securities to a bona fide third party pursuant to a tender offer or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the Company agrees to transfer, sell, tender or otherwise dispose of Company Securities in connection with any such transaction or vote any Company Securities in favor of any such transaction); provided, that (i) the per-share consideration for the Company Securities transferred as described above shall be greater than the purchase price per Share for the Firm Shares; (ii) all Company Securities subject to this Section 5.1(o) that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Section 5.1(o); and (iii) it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Company Securities subject to this Section 5.1(o) shall remain subject to the restrictions in this Section 5.1(o).

(p) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company, the Subsidiary and their subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(q) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(r) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(s) The Company will timely file with NASDAQ all documents and notices required by NASDAQ of companies that have or will issue securities that are traded on NASDAQ.

(t) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(u) The Company will promptly notify the Representatives if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”) at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Shares is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (B) completion of the Lock-Up Period.

5.2 Of Each Selling Stockholder. Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters as follows:

(a) Such Selling Stockholder will execute and deliver the Lock-Up Agreement to the Representatives.

(b) Such Selling Stockholder will review the Prospectus and will comply in all material respects with all agreements to which it is a party and satisfy in all material respects all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if there is any change in the Selling Stockholder Information referred to in Section 6.2(e) of this Agreement or if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(l) hereof would be inaccurate if made as of the Closing Date.

(c) Such Selling Stockholder shall arrange for the timely payment, in accordance with applicable law, of all stock transfer and other taxes (other than income taxes and capital gains taxes) that are required to be paid in connection with the sale and transfer of the Selling Stockholder Shares to be sold by such Selling Stockholder to the Underwriters hereunder and such Selling Stockholder will comply in all material respects with all laws imposing such taxes; provided, that the Representatives agree to pay New York State stock transfer taxes, if applicable, and such Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.

(d) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. Representations and Warranties.

6.1 Of the Company and the Subsidiary. The Company and the Subsidiary, jointly and severally, hereby represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares, is not on the date hereof and will not be on the Closing Date or Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 under the Act).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the rules and regulations of the Commission thereunder. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose is pending or, to the knowledge of the Company or the Subsidiary, is threatened or contemplated by the Commission. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed to the requirements of the Act and the rules and regulations of the Commission thereunder with the Commission pursuant to Rule 424(b) of the Act.

(c) The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(d) The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(e) The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Act.

(h) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(i) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; provided, however that such Testing-the-Waters Communications are substantially consistent with the Written Testing-the-Waters Communications listed on Schedule III hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

(j) Each Written Testing-the-Waters Communication did not, as of the Time of Sale, when taken together with the most recent Preliminary Prospectus, as of the Time of Sale together with a road show that is a free writing prospectus but is not required to be filed under Rule 433 under the Act (the “Pricing Disclosure Package”), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule III hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and the Company has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Securities. Each Written Testing-the-Waters Communications did not, as of the Time of Sale, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k) The issued and outstanding share capital of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding share capital of the Company and all of the LLC Units have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of

Sale Information and the Prospectus, the Company and the Subsidiary are not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of their share capital or membership units, as the case may be, or any securities convertible into or exchangeable for any of such share capital or membership units; the Company Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the share capital of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Company Shares will pass valid title to the Company Shares, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Company Shares are in valid and sufficient form.

(l) Each of the Company, the Subsidiary and their subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company, the Subsidiary and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

(m) The issued share capital or other equity interests of each of the direct and indirect subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are wholly owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company and the Subsidiaries do not have any subsidiaries and do not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company and the Subsidiary.

(n) There are no legal or governmental proceedings pending or, to the best knowledge of the Company or the Subsidiary, threatened, against the Company, the Subsidiary or their subsidiaries or to which the Company, the Subsidiary or their subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company or the Subsidiary, threatened, against or involving the Company, the Subsidiary or their subsidiaries, that would reasonably be expected to individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s or the Subsidiary’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, statutes, regulations, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All such contracts to which the Company, the Subsidiary or any of their subsidiaries is a party have been duly authorized, executed and delivered by the Company, the Subsidiary or the applicable subsidiary, constitute valid and binding agreements of the Company, the Subsidiary or the applicable subsidiary and are enforceable against the Company, the Subsidiary or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company, the Subsidiary nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or the Subsidiary under any of such contracts.

(o) None of the Company, the Subsidiary or any of their subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Subsidiary or any of their subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Subsidiary or any of their subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Subsidiary or any of their subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Subsidiary or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(p) The execution and delivery by the Company or the Subsidiary (to the extent the Company or the Subsidiary is a party thereto) of the Transaction Documents, and the performance by the Company or the Subsidiary of their obligations under the Transaction Documents have been duly and validly authorized by the Company and the Subsidiary and have been duly executed and delivered by the Company, and the Transaction Documents (other than the Charter) constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally, (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and (iii) federal or state securities laws or public policy regarding rights to indemnity and contribution hereunder.

(q) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of the Transaction Agreements by the Company or the Subsidiary (to the extent the Company or the Subsidiary is a party thereto) nor the consummation by the Company or the Subsidiary of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on NASDAQ, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Charter or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company, the Subsidiary or any of their subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Subsidiary or any of their subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Subsidiary or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, violations, charges or encumbrances that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(r) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, the Subsidiary or any of their subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any warrants or other convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company, other than the Selling Stockholders with respect to the Shares included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(s) McGladrey LLP, the independent registered public accounting firm who have audited the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) (“McGladrey”), are independent public accountants as required by the Act.

(t) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of the Company, the Subsidiary nor any of their subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) none of the Company, the Subsidiary nor any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) none of the Company, the Subsidiary or any of their subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock, except for inter-company distributions between subsidiaries of the Subsidiary for tax purposes, and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Company.

(u) All offers and sales of LLC Units, the Company’s Common Stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(v) The Shares have been approved for inclusion on NASDAQ under the symbol “MBUU,” subject to official notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NASDAQ issuers.

(w) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any of the Company’s subsidiaries, directors or officers has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock or for any other purpose.

(x) The Company, the Subsidiary and each of their subsidiaries have filed, or caused to be filed, all tax returns required to be filed by it or have requested valid extensions thereof (other than those tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, other than those that are being contested in good faith. Except as disclosed in the Time of Sale Information and the Prospectus and other than those (i) that are being contested in good faith or (ii) that, if not paid, would not reasonably be expected to have a Material Adverse Effect, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the issue of the Shares to be issued by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with in all material respects. The Subsidiary is properly treated as a partnership for U.S. federal income tax purposes and Malibu Boats, LLC is properly treated as a disregarded entity for U.S. Federal income tax purposes.

(y) There are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement that is not so disclosed. Additionally, no relationship, direct or indirect, exists between the Company, the Subsidiary or any of their subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(z) None of the Company, the Subsidiary nor any of their subsidiaries is, and, after giving effect to the offering and sale of the Company Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, the Subsidiary nor any of their subsidiaries will be required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa) Each of the Company, the Subsidiary and their subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or would not reasonably be expected to result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company, the Subsidiary and their subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(bb) Each of the Company, the Subsidiary and their subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and would not reasonably be expected to have a Material Adverse Effect; each of the Company, the Subsidiary and their subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company, the Subsidiary or any of their subsidiaries.

(cc) The consolidated financial statements of the Company or the Subsidiary, as the case may be, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company or the Subsidiary, as the case may be, and its consolidated subsidiaries on the basis stated as of the dates indicated and (ii) the consolidated results of operations, stockholders’ or members’ equity and changes in cash flows of the Company or the Subsidiary, as the case may be, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). The pro forma consolidated financial statements together with related notes thereto included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein. Additionally, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and neither the Company nor the Subsidiary, as the case may be has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the basis of the Company or the Subsidiary, as the case may be, for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) The Company, the Subsidiary and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff) The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(gg) All offers and sales of the Company’s securities prior to the date hereof have been described in the Time of Sale Information and the Prospectus and were made in compliance with the registration provisions of the Act; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(hh) None of the Company, the Subsidiary or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Subsidiary or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Subsidiary, their subsidiaries and, to the knowledge of the Company and the Subsidiary, their affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(ii) None of the Company, the Subsidiary or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Subsidiary or any of their subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions (collectively, “Sanctions”) or located, organized, resident or conducting business in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) The operations of the Company, the Subsidiary and their subsidiaries are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(kk) No labor problem or dispute with the employees of the Company, the Subsidiary or any of their subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company, the Subsidiary or any of their subsidiaries plans to terminate employment with the Company, the Subsidiary or any of their subsidiaries. Neither the Company, the Company nor any of their subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, the Subsidiary or any of their subsidiaries before the National Labor Relations Board, and none of the Company, the Subsidiary or any of their subsidiaries is party to a collective bargaining agreement, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company, the Subsidiary or any of their subsidiaries and (C) no relationship between the Company, the Subsidiary or any of their subsidiaries and any labor organization and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Subsidiary or any of their subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Subsidiary or any of their subsidiaries.

(ll) The Company, the Subsidiary and each of their subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, the Subsidiary or any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. None of the Company, the Subsidiary or any of their subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(mm) The Company, the Subsidiary and their subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Information and the Prospectus, as being owned by or licensed to them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (collectively, “Intellectual Property”). Further, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) to the Company’s knowledge, the business of the Company as currently conducted does not infringe or misappropriate any Intellectual Property of any third party where such infringement would reasonably be expected to result in a Material Adverse Effect; (ii) except as disclosed in the Time of Sale Information and the Prospectus, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) except as disclosed in the Time of Sale Information and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property; (iv) except as disclosed in the Time of Sale Information and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company, the Subsidiary or any of their subsidiaries infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; and (v) the Company, the Subsidiary and their subsidiaries have complied in all material respects with the terms of each agreement pursuant to which material Intellectual Property has been licensed to the Company, the Subsidiary or any of their subsidiaries, and all such agreements are in full force and effect.

(nn) The Company has procured Lock-Up Agreements, substantially in the form of Exhibit A attached hereto, from each of the individuals and entities listed on Schedule IV hereto.

(oo) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(pp) The Company, the Subsidiary and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Company, the Subsidiary or any of their subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(qq) The Company has not established, maintained or contributed to any “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA. Each “employee benefit plan” established or maintained by the Company, the Subsidiary, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. There is no pending audit or, to the knowledge of the Company, investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency having jurisdiction over the Company with respect to any employee benefit plan or pension or provident fund of the Company.

(rr) Following the closing of the offering contemplated hereby, the Company will have no direct subsidiaries, nor will it own a controlling interest in any entity, other than the Subsidiary and the newly-formed subsidiaries with and into which each of Malibu BLK Inc., a Delaware corporation, and BC-Malibu Boats, Inc., a Delaware corporation, will have been merged. The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. Following the closing of the offering contemplated hereby, the equity interests of the Subsidiary to be issued to the Company pursuant to the Operating Agreement, will have been duly authorized and validly issued, will be fully paid and non-assessable and will be owned by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other defect of title whatsoever.

(ss) Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus. The Offering Transactions conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

6.2 Of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date or the Additional Closing Date, as the case may be, that:

(a) Such Selling Stockholder will on the Closing Date or the Additional Closing Date, as the case may be, own the Selling Stockholder Shares that will be sold by such Selling Stockholder to the Underwriters pursuant to this Agreement, and such Selling Stockholder will on the Closing Date or the Additional Closing Date, as the case may be, have valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except for restrictions imposed by federal or state or Blue Sky securities laws.

(b) Such Selling Stockholder (in the case of The Canyon Value Realization Master Fund, L.P., acting through its general partner) has, and on the Closing Date or the Additional Closing Date, as the case may be, will have, all necessary legal right, power and authority to enter into this Agreement.

(c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state or Blue Sky securities laws.

(d) None of the sale of the Selling Stockholder Shares by such Selling Stockholder, the execution, delivery or performance by such Selling Stockholder of this Agreement, the compliance by such Selling Stockholder with all the provisions hereof and thereof nor the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Selling Stockholder Shares under the Act, the inclusion of the Selling Stockholder Shares for trading on NASDAQ, the registration of the Selling Stockholder Shares under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice, or as otherwise have been or will be obtained on or prior to the Closing Date or the

Additional Closing Date, as the case may be), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, (A) the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or (B) any agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; except, in the case of clauses (ii)(B) and (iii) above, such as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder.

(e) The information in the Prospectus under the caption “Principal and Selling Stockholders,” solely to the extent that such information specifically relates to such Selling Stockholder (excluding percentages, the “Selling Stockholder Information”), at the time the Prospectus is filed with the Commission, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Assuming that each Underwriter acquires the Selling Stockholder Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York), upon the crediting of such Selling Stockholder Shares to the securities account of such Underwriter maintained with DTC and payment therefor by such Underwriter, as provided herein, such Underwriter will have acquired a security entitlement to such Selling Stockholder Shares, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

(g) Other than as disclosed in the Time of Sale Information and the Prospectus, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(h) Such Selling Stockholder is not prompted to sell the Selling Stockholder Shares by any material information concerning the Company that is not set forth in the Registration Statement, the Prospectus and the Time of Sale Information, including without limitation any material adverse change, since the date of the most recent financial statements included in the Prospectus, in the condition (financial or otherwise), business, management, results of operations or prospects of the Company, the Subsidiary and their subsidiaries taken as a whole that is not otherwise disclosed in the Registration Statement.

6.3 Of The Canyon Value Realization Master Fund, L.P. In addition to the representations and warranties set forth in Section 6.2 above, The Canyon Value Realization Master Fund, L.P. hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date or the Additional Closing Date, as the case may be, that:

(a) The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Canyon Value Realization Master Fund, L.P. (acting through its general partner) has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State court and the Southern District of New York (each, a “New York Court”) with respect to the Transaction Documents and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and The Canyon Value Realization Master Fund, L.P. (acting through its general partner) has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the Time of Sale Information and the Registration Statement, or the offering of the Shares in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over The Canyon Value Realization Master Fund, L.P. as provided herein.

(b) None of The Canyon Value Realization Master Fund, L.P., any of its subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of their respective jurisdiction, the Cayman Islands or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that The Canyon Value Realization Master Fund, L.P., any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of The Canyon Value Realization Master Fund, L.P. and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement.

(c) Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against The Canyon Value Realization Master Fund, L.P. based upon the Transaction Documents would generally be recognized and enforced at common law by Cayman Islands courts without re-examining the merits of the case; provided generally that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted by the New York Court. It is not necessary that the Transaction Documents, the Registration Statement, the Time of Sale Information, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands.

7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s, the Subsidiary’s, and each Selling Stockholder’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the fees and disbursements of each Selling Stockholder’s counsel and accountants, if any, incidental to the performance of such Selling Stockholder’s obligations under this Agreement; (iii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Written Testing-the-Waters Communication and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iv) consistent with the provisions of Section 5.1(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (v) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (vi) the fees and expenses associated with including the Shares on NASDAQ; (vii) the cost of preparing stock certificates; (viii) the costs and charges of any transfer agent or registrar; (ix) all other fees, costs and expenses referred to in the section titled “Other Expenses of Issuance and Distribution” in the Registration Statement, the Time of Sale Information and the Prospectus; and (x) the expenses for commercial transportation between cities and lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” or any Testing-the-Waters Communication for the offering contemplated hereby; provided, however, that the Underwriters shall pay for 50% of the costs and expenses of any chartered flight on which there is a representative of the Underwriters and a representative of the Company, and the Company shall pay 100% of the costs and expenses of any chartered flight on which there is a representative of the Company but no representative of the Underwriters. For the avoidance of doubt, the Underwriters shall pay or cause to be paid all of their own expenses incidental to the preparation for and participation in such “roadshow” or any such Testing-the-Waters Communication, including, without limitation, the expenses for commercial transportation between cities and lodging and related expenses; provided, however, that the Underwriters shall pay for 100% of the costs and expenses for any automobile transportation within a given city and 100% of the costs and expenses related to any breakfast or lunch meetings; provided, further, that the Company shall pay for 50% of the costs and expenses of any chartered flight on which there is a representative of the Underwriters and a representative of the Company, and the Underwriters shall pay 100% of the costs and expenses of any chartered flight on which there is a representative of the Underwriters but no representative of the Company. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and any stock transfer taxes on any resale of the Shares by them. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(l) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(l).

8. Indemnification and Contribution. (a) Subject to the limitations in this paragraph below, the Company and the Subsidiary each agrees to indemnify and hold harmless you and each other Underwriter and each Selling Stockholder, the directors, officers, employees and agents of each Underwriter and each Selling Stockholder, each Underwriter’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls any Underwriter or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with (A) the information furnished in writing to the Company or the Subsidiary by or on behalf of any Underwriter expressly for use in connection therewith or (B) the Selling Stockholder Information or (ii) any inaccuracy in or breach of the representations and warranties of the Company or the Subsidiary contained herein or any failure of the Company or the Subsidiary to perform their obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b) Subject to the limitations in this paragraph below, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter and each other Selling Stockholder, the directors and officers of each Underwriter and each other Selling Stockholder, each Underwriter’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls any Underwriter or any other Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that any such statement or omission is made in reliance upon and in conformity with Selling Stockholder Information furnished in writing to the Company by such Selling Stockholder expressly for use therein; provided, however, that the aggregate liability of such Selling Stockholder pursuant to this subsection 8(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c) If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, the Subsidiary or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed within a reasonable time to assume the defense and employ counsel reasonably acceptable to such Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to such Underwriter that may not be available to the indemnifying party(s), or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the indemnifying party(s) shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final, non-appealable judgment for any Underwriter or any controlling person in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless such Underwriter or such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 8(a) and 8(b).

(d) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Subsidiary and the Selling Stockholders, their respective directors and their respective officers and any person who controls the Company, the Subsidiary or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company, the Subsidiary and the Selling Stockholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, the Subsidiary or the Selling Stockholders, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company, the Subsidiary and the Selling Stockholders by the immediately preceding paragraph, and the Company, the Subsidiary and the Selling Stockholders, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

(e) In any event, no party will, without the prior written consent of each person entitled to indemnification hereunder, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the party that is entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of persons entitled to indemnification hereunder from all liability arising out of such claim, action, suit or proceeding.

(f) If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Subsidiary and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company, the Subsidiary and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company, the Subsidiary and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, the Subsidiary and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Subsidiary and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, the Subsidiary and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company, the Subsidiary and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiary or the Selling Stockholders, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, and (ii) no Selling Stockholder shall be required to contribute (x) in any circumstance in which the Damages arose from Selling Stockholder Information, any amount in excess of the amount of such Selling Stockholder’s Selling Stockholder Net Proceeds or (y) in any other circumstance, any amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint. In addition, the Selling Stockholders’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Firm Shares set forth opposite their names in Schedule II hereto and not joint.

(h) Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred within a reasonable time after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company, the Subsidiary and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Subsidiary, the Selling Stockholders, their respective directors or officers or any person controlling the Company, the Subsidiary or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Subsidiary or the Selling Stockholders, their respective directors or officers or any person controlling the Company, the Subsidiary or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company or LLC Units or any material change in the indebtedness (other than in the ordinary course of business) of the Company or the Subsidiary, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or the Subsidiary that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company or the Subsidiary, (iii) no loss or damage (whether or not insured) to the property of the Company or the Subsidiary shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company, the Subsidiary or any of their properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company, the Subsidiary or their subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Waller Lansden Dortch & Davis, LLP, counsel to the Company and the Subsidiary, substantially in the form of Exhibit B hereto.

(d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of O’Melveny & Myers LLP, counsel to the Selling Stockholders, in a form reasonably satisfactory to the Representatives.

In rendering the opinions as provided for in Sections 9(c) and (d), counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials.

(e) You shall have received on the Closing Date (and the Additional Closing Date, if any), an opinion of Morrison & Foerster LLP with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request.

(f) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of McGladrey, substantially in the forms heretofore approved by you.

(g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(l) hereof.

(h) The Company, the Subsidiary and the Selling Stockholders shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i) The Company and the Selling Stockholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j) At or prior to the Closing Date, you shall have received Lock-Up Agreements from each of the Company’s senior executive officers and directors and each of the individuals and entities listed on Schedule IV.

(k) At or prior to the Effective Date, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(l) You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from each Selling Stockholder to the effect that, as of the Closing Date or Additional Closing Date, as the case may be: (i) the representations and warranties made by such Selling Stockholder herein are true and correct in all material respects on the Closing Date or Additional Closing Date, as the case may be and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date or Additional Closing Date, as the case may be.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, or any Selling Stockholder. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and the Selling Stockholders and their counsels by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

12. Failure of Any of the Selling Stockholders to Sell and Deliver the Shares. If any of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders or (ii) purchase the Shares that the Company and the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If any of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder pursuant to this Agreement at the Closing Date or the Additional Closing Date, as the case may be, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

13. Information Furnished by the Underwriters. The Company acknowledges that the [•] paragraphs under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(a), 6.1(b) and 8 hereof.

14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company:

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

Attention: Wayne Wilson

with a copy to

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attention: J. Chase Cole

(ii)	to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, New York 10152

Attention: Michael Golden

with a copy to

Morrison & Foerster, LLP

1290 Avenue of the Americas

New York, New York 10104-0050

Attention: Anna T. Pinedo

(iii)	to any Selling Stockholder:

In care of Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

Attention: Wayne Wilson

With a copy to

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071

Attention: John-Paul Motley, Esq.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Selling Stockholders. This Agreement may not be amended or modified except by a written instrument signed by the party against whom such amendment or waiver is sought to be enforced.

15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company and the Subsidiary each acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company and the Subsidiary, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, experts or otherwise, to either the Company or the Subsidiary in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company and the Subsidiary, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company and the Subsidiary each understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company or the Subsidiary shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Subsidiary each acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company for the shares and such interests may differ from the interests of the Company or the Subsidiary, and the Underwriters have no obligation to disclose, or account to the Company or the Subsidiary for any benefit they may derive from such additional financial interests. The Company and the Subsidiary each hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Subsidiary in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Subsidiary or any of their respective stockholders, directors, employees or creditors.

17. Research Analyst Independence. The Company, the Subsidiary and the Selling Stockholders acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Shares and/or the offering that differ from the views of their respective investment banking divisions. The Company, the Subsidiary and the Selling Stockholders each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Subsidiary and/or the Selling Stockholders by any Underwriter’s investment banking division. The Company, the Subsidiary and the Selling Stockholders each acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary, the Selling Stockholders and the several Underwriters.

Very truly yours, MALIBU BOATS, INC. Jack D. Springer, Chief Executive Officer MALIBU BOATS HOLDINGS, LLC

By:
Title:

THE SELLING STOCKHOLDERS BC-MB GP

By: Black Canyon Direct Investment Fund L.P.,
its managing partner

By: Black Canyon Investments L.P., its general partner

By: Black Canyon Investments LLC, its general partner

By: Black Canyon Capital LLC, a managing member

By:
Title:	Managing Director

THE CANYON VALUE REALIZATION MASTER FUND, L.P., a Cayman Islands exempted limited partnership

By: THE CANYON VALUE REALIZATION GENERAL PARTNER COMPANY, LLC, a Delaware limited liability company, its General Partner

By: CANYON CAPITAL ADVISORS LLC, a Delaware limited liability company, its Manager

By:
Title:	Authorized Signatory

CONFIRMED as of the date first above Mentioned, on behalf of the Representatives and the several Underwriters named in Schedule I hereto. RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

WELLS FARGO SECURITIES, LLC

By:
Authorized Representative

SCHEDULE I

Schedule of Underwriters

Name	Number Firm Shares
Raymond James & Associates, Inc. Wells Fargo Securities, LLC SunTrust Robinson Humphrey, Inc. BMO Capital Markets Corp
Total:

SCHEDULE II

Schedule of Selling Stockholders

Stockholder	Number of Firm Shares		Number of Additional Shares
BC-MB GP	[	•]	[	•]
The Canyon Value Realization Master Fund, L.P.	[	•]	[	•]

SCHEDULE III

Issuer Free Writing Prospectuses

SCHEDULE IV

Persons Subject to Lock-up

BC-MB GP

Black Canyon Direct Investment Fund L.P.

Canyon Value Realization Fund, L.P.

The Canyon Value Realization Master Fund, L.P.

Black Canyon Investments L.P.

Malibu Holdings, L.P.

Horizon Holdings, LLC

Merced OKR, LLC

Jack Springer

Loudon Partners, LLC

Wayne Wilson

Paul Singer

Ritchie Anderson

Dan Gasper

Douglas Childres

Paul Gaines

Adam McCall

Barry Bennett

Dan Farmer

Steven Clothier

Robin Banks

Heidi Verna

Randy Woods

Scott Davenport

Lynn Little

David Bryant

Lani Farmer

Dennis Kelley

Stephen Livesay

Mitch Smith

Chris Evans

Debbie Kent

Greg Ward

Corey Dugger

Peggy True

Brad Ditchfield

SCHEDULE V

Written Testing-the-Waters Communications

EXHIBIT A

Form of Lock-up Agreement

            , 2014

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, TN 37774

Raymond James & Associates, Inc.

Wells Fargo Securities, LLC

As Representatives of the Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:	Malibu Boats, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, certain selling stockholders and Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as the representatives (the “Representatives”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-192862 (the “Registration Statement”), as amended as of [            ] (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, membership interests, options, warrants or other securities of the Company or Malibu Boats Holdings, LLC (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 180 days after the date of the Company’s prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other Disposition of any of the Lock-Up Shares or other securities of the Company or Malibu Boats Holdings, LLC held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, excluding under the Registration Statement, during the Lock-Up Period. Notwithstanding anything herein to the contrary, the foregoing restrictions will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the Underwriters, in each case as contemplated by the Underwriting Agreement. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares. Further, notwithstanding the restrictions herein, the undersigned may enter into a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act; provided, however, that no Dispositions may occur under such plan during the Lock-Up Period and no public announcement or filling by or on behalf of the undersigned or the Company shall be required or voluntarily made in connection with the establishment of such plan until after the expiration of the Lock-Up Period.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)

exchanges of LLC Units (as defined in the Underwriting Agreement) for Shares pursuant to the Exchange Agreement (as defined in the Underwriting Agreement); provided that (i) the restrictions set forth herein shall continue to apply to the Shares received in such exchange, and (ii) that any filing made pursuant to Section 16 of the Exchange Act in connection with such exchange shall include disclosure substantially as follows: “The shares of Class A Common Stock of Malibu Boats, Inc. received as a result of the exchange of membership units of Malibu Boats Holdings LLC may not be sold or otherwise transferred, subject to certain exceptions, until the expiration of a lock-up agreement entered into by the undersigned in connection with the initial public offering of Malibu Boats, Inc.”

(2)	the Company Securities being offered in the prospectus included in the Registration Statement;

(3)	any grant or exercise of options or other similar awards pursuant to the Company’s Long-Term Incentive Plan;

(4)	transfer of Company Securities to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control or management with, the undersigned, or is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family;

(5)	distributions of Company Securities to limited or general partners, members or stockholders of the undersigned; or

(6)	dispositions of Company Securities to a bona fide third party pursuant to a tender offer or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned agrees to transfer, sell, tender or otherwise dispose of Company Securities in connection with any such transaction or vote any Company Securities in favor of any such transaction); provided, that (i) the per-share consideration for the Company Securities transferred as described above shall be greater than the public offering price per share in the Offering; (ii) all Company Securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement; and (iii) it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Company Securities subject to this letter agreement shall remain subject to the restrictions herein.

For the avoidance of doubt, in the case of a transfer or distribution pursuant to (4) or (5) above, the transferee or distribution recipient shall agree to be bound by the restrictions set forth herein.

In addition, the undersigned may make a Disposition of any or all Lock-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof have executed and delivered to the Representatives a written agreement providing their agreement to be bound by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee, general partner, manager or other administrator, as the case may be, has executed and delivered to the Representatives a written agreement providing their agreement of such entity to be bound by the restrictions set forth herein, and provided further that any such Disposition shall not involve a Disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation or limited liability company, such entity may make a Disposition of Lock-Up Shares to any wholly-owned subsidiary of such entity; provided, however, that in any such case, it shall be a condition to the Disposition that the Disposition has executed and delivered to the Representatives a written agreement stating that the transferee is receiving and holding such Lock-Up Shares subject to the provisions of this letter agreement and there shall be no further Disposition of such Lock-Up Shares except in accordance with this letter agreement, and provided further that any such Disposition shall not involve a Disposition for value.

It is understood that you will release the undersigned from all obligations under this letter agreement if (i) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or (ii) the Representatives advise the Company, or the Company advises the Representatives, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,
For Corporate, Partnership, Limited Liability Company, Trust or Other Entity Securityholders:	For Individual and Joint Securityholders:

(Print Name of Entity)	(Signature)

By:	Print Name:
(Signature)

Name:

Title:	(Signature of Joint Investor)

Print Name of Joint Investor, if any:

EXHIBIT B

Form of Opinion of Counsel to the Company and the Subsidiary

(i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

(ii) The Subsidiary is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Subsidiary has the limited liability company power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

(iii) Each of the direct or indirect subsidiaries of the Company is duly formed or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company or the Subsidiary directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

(iv) The capitalization of the Company and the Subsidiary conforms in all material respects to the description thereof contained in the Prospectus under the caption “Capitalization” and the Shares conform in all material respects to the description of the Common Stock in the Prospectus. Except as set forth in the Prospectus, neither the Company nor the Subsidiary is a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or membership units, or any securities convertible into or exchangeable for any of such capital stock or membership units.

(v) All shares of capital stock of the Company and all membership units of the Subsidiary outstanding prior to the issuance of the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

(vi) To such counsel’s Knowledge, all offers and sales of the Company’s and the Subsidiary’s securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

(vii) To the Knowledge of such counsel, none of the Company, the Subsidiary or any of their subsidiaries is in violation of its partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document, as applicable (the “Organizational Documents”), and is not in default in the performance of any obligation, agreement or condition contained in any Applicable Contract, where the default would have, individually or in the aggregate, a Material Adverse Effect.

(viii) Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of the Underwriting Agreement, compliance by the Company and the Subsidiary with all provisions thereof nor consummation by the Company and the Subsidiary of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Organizational Documents of the Company or the Subsidiary, or any Applicable Contract or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or the Subsidiary, or (C) violates or will result in any violation of any Applicable Law (assuming compliance with all applicable state securities and Blue Sky laws) or Applicable Order that is Known to such counsel and is applicable to any of the Company or the Subsidiary, or any of their properties.

(ix) Except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of such counsel, threatened, against or involving the Company, the Subsidiary or their subsidiaries, or the properties of either the Company, the Subsidiary or any of their subsidiaries: (A) that would reasonably be expected to individually or in the aggregate prevent or adversely affect the transactions contemplated by the Underwriting Agreement or result in a Material Adverse Effect, nor, to the Knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

(x) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not Know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

(xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company or the Subsidiary (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under the Underwriting Agreement.

(xii) The form of certificate used to evidence the Common Stock is in proper form and complies with all applicable requirements of the Charter, the bylaws of the Company and the General Corporation Law of the State of Delaware.

(xiii) The description of the Company’s Long-Term Incentive Plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xiv) The Company has all requisite power and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein. Each of the Transaction Documents (other than the Charter) has been duly authorized, executed and delivered by, and are valid and binding agreements of the Company and the Subsidiary, enforceable against the Company and the Subsidiary in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xv) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company and (B) good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

(xvi) The Registration Statement has been declared effective by the Commission under the Act. To the best Knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xvii) The Registration Statement, including any Rule 462 Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein, as of their respective effective or issue dates (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act.

(xviii) The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

(xix) Neither the Company nor the Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal investor” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xx) The Shares have been approved for listing on the Nasdaq National Market.

(xxi) The statements (i) in the Prospectus under the captions “Risk Factors—Risk Related to Our Business—Our reliance upon patents, trademark laws and contractual provisions to protect our proprietary rights may not be sufficient to protect our intellectual property from others who may sell similar products and may lead to costly litigation. We are currently, and may be in the future, party to lawsuits and other intellectual property rights claims that are expensive and time consuming,” “Risk Factors—Risk Related to Our Business—Product liability, warranty and recall claims may materially affect our financial condition and damage our reputation,” “Risk Factors—Risk Related to Our Business—We are subject to U.S. and other anti-corruption laws, trade controls, economic sanctions and similar laws and regulations, including those in the jurisdictions where we operate. Our failure to comply with these laws and regulations could subject us to civil, criminal and administrative penalties and harm our reputation,” “Risk Factors—Risk Related to Our Business—If we are unable to comply with environmental and other regulatory requirements, our business may be exposed to material liability or fines,” “Risk Factors—Risk Related to Our Business—Increases in income tax rates or changes in income tax laws or enforcement could have a material adverse impact on our financial results,” “Risk Factors—Risks Related to Our Offering—

Our governing documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock,” “Risk Factors—Risks Related to Our Offering—We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class A Common Stock less attractive to investors,” “Description of Capital Stock,” “Management’s Discussion and Analysis and Results of Operations—Liquidity and Capital Resources,” “Business—Intellectual Property,” “Business—Legal Proceedings,” “Certain Relationships and Related Transactions,” “Shares Eligible for Future Sale,” and “Material U.S. Federal Tax Considerations for Non-U.S. Holders” and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Subsidiary’s limited liability company agreement, the Charter or the Company’s bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

In addition to the opinion set forth above, such counsel shall state that during the course of his participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, no facts have come to the attention of such counsel that have caused them to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no statement need be made), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus, in light of the circumstances in which they were made) not misleading or that the Registration Statement or the Prospectus as of the date of the statement (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.